AIM Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2

This Agreement is made and entered into by and between AIM Investment Services, Inc. (the "Transfer Agent"), a Delaware corpora-tion and the transfer agent for certain management investment companies (each, a "mutual fund") registered with the U.S. Securities and Exchange Commission (the "SEC") and regulated under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Intermediary identified below.
                                    Recitals

WHEREAS, effective May 23, 2005, the SEC adopted Rule 22c-2 under the 1940 Act which requires every mutual fund (or on the fund's behalf, the principal underwriter or transfer agent) to enter into a written agreement with each financial intermediary who sells shares or otherwise maintains accounts which hold shares of the fund for the benefit of a shareholder, as defined below, pursuant to which the intermediary agrees to: (i) provide, promptly upon request by the fund, the Taxpayer Identification Number of all shareholders that purchased, redeemed, transferred, or exchanged shares held through an account with the financial intermediary, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges; and (ii) execute any instructions from the fund to restrict or prohibit further purchases or exchanges of fund shares by a shareholder who has been identified by the fund as having engaged in transactions of fund shares (directly or indirectly through the intermediary's account) that violate policies established by the fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the fund; and (iii) use best efforts to determine, promptly upon the request of the fund, whether any other person that holds fund shares through the financial intermediary is itself a financial intermediary (an "indirect intermediary") and, upon further request by the fund,
(A) provide (or arrange to have provided) the identification and transaction information described above with respect to shareholders who hold an account with an indirect intermediary, or (B) restrict or prohibit the indirect intermediary from purchasing securities issued by the fund; and

WHEREAS, the Intermediary currently sells shares or otherwise maintains accounts which hold shares for the benefit of a shareholder or shareholders of certain mutual funds for which the Transfer Agent is the transfer agent (each, an "AIM Fund"); and

WHEREAS, the Transfer Agent has agreed to administer the AIM Funds' compliance program related to Rule 22c-2;

NOW, THEREFORE, the premises considered, the Transfer Agent and the Intermediary agree as follows:

1. Shareholders Defined. For purposes of this Agreement, the term shareholder means an individual or non-natural entity who or which owns legal title or a vested beneficial interest in shares of an AIM Fund, including, but not limited to, participants in retirement and education savings plans and owners of variable insurance contracts which are funded with or otherwise invested in shares of an AIM Fund.


2. Compliance Obligations of Intermediary. Beginning no later than October 16, 2006, or such other date as the SEC may designate as the date by which mutual funds must be in compliance with Rule 22c-2, the Intermediary agrees to provide the Transfer Agent, upon written request, the taxpayer identification number ("TIN"), if known, of any or all shareholders and the amount, date, name or other identifier of any investment professional(s) associated with the shareholder(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Intermediary during the period covered by the request.

(a) Period Covered by Request. Requests made pursuant to this Section must set forth a specific time period, not to exceed one (1) year from the date of the request, for which transaction information is sought. The Transfer Agent may request transaction information older than one (1) year from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(b) Daily Data Feed. If requested by the Transfer Agent, the Intermediary shall provide the information specified above with respect to each account for each trading day.

(c) Form and Timing of Response. The Intermediary agrees to transmit the requested information that is on its books and records to the Transfer Agent or its designee promptly, but in any event not later than three (3) business days, after receipt of a request. If the requested information is not on the Intermediary's books and records, the Intermediary agrees to:
     (i) provide or arrange to provide to the Transfer Agent the requested information from shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Transfer Agent, block further purchases of Fund shares from such indirect intermediary. In such instance, the Intermediary agrees to inform the Transfer Agent whether it plans to perform (i) or (ii). Responses required by this Paragraph must be communicated in writing and in a format mutually agreed upon by the Intermediary and the Transfer Agent. To the extent practicable, the format for any transaction information provided to the Transfer Agent should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2.

(d) Agreement to Restrict Trading. The Intermediary agrees to execute written instructions from the Transfer Agent to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder that has been identified by the Transfer Agent as having engaged in transactions of the Fund's shares (directly or indirectly through an account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(e) Form of Instructions. Instructions submitted pursuant to this Section must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(f) Timing of Response. The Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

(g) Confirmation by the Intermediary. The Intermediary agrees to provide written confirmation to the Transfer Agent that instructions have been executed. The Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3. Entire Agreement. This Agreement constitutes the entire understanding among the parties as to the Intermediaries obligations with respect to the matters discussed herein. This Agreement is not intended to amend or terminate any other agreements between among the parties which relate to the AIM Funds; provided, however, that (i) to the extent that the provisions of any other agreement among the parties are inconsistent with this Agreement, this Agreement shall control with respect to the matters discussed herein, and (ii) a breach of this Agreement shall constitute cause to terminate any other agreements among the parties which relate to the AIM Funds.

4. AIM Funds as Third-Party Beneficiaries. As required by Rule 22c-2, the Transfer Agent is entering into this Agreement as agent and on behalf of the AIM Funds. The AIM Funds shall have the right to enforce all terms and provisions of this Agreement against any and all parties hereto and otherwise involved in the activities contemplated herein.

5. Assignment. The Intermediary shall not have the right to assign this Agreement without the prior written consent of the Transfer Agent, which consent may be withheld by the Transfer Agent if other necessary agreements related to the maintenance of shareholder accounts in the AIM Funds are not also assigned or otherwise negotiated with the party to which the Intermediary desires to assign this Agreement. The Transfer Agent may assign this Agreement to any other affiliated entity which undertakes the role of transfer agent for the AIM Funds.

6. Amendment. The Transfer Agent may amend this Agreement by providing advance written notice of any such amendments to the Intermediary. If the Intermediary continues to maintain accounts which hold shares of the AIM
     Funds sixty (60) days after the receipt of such amendment(s), the Intermediary shall be deemed to have agreed to all terms and conditions set forth in such amendment(s).

7. Termination. The Transfer Agent may terminate this Agreement by providing written notice of termination to the Intermediary. The Intermediary may terminate this Agreement by providing sixty (60) days' notice of termination to the Transfer Agent; provided, however, that no such notice of termination shall be effective for so long as the Intermediary continues to maintain accounts which hold shares of the AIM Funds.

8. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Texas, without respect to conflict of laws principles, and the 1940 Act.
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AGREED AND EXECUTED:

AIM Investment Services, Inc.
                                                              -----------------------------------------------------
                                                                          (Legal Name of Intermediary)

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------

Name:             William J. Galvin, Jr.                      Name
     ------------------------------------------------             -------------------------------------------------

Title:            President                                   Title:
      -----------------------------------------------               -----------------------------------------------

                                                              Date:
                                                                   ------------------------------------------------

Address for delivery of notices hereunder:                    Address for delivery of notices hereunder:

         11 Greenway Plaza, Suite 100
         Houston, Texas 77046
         Attention:  General Counsel

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                                   Addendum to

    AIM Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2

         This Addendum is made and entered into by and between AIM Investment Services, Inc. (the "Transfer Agent"), a Delaware corporation and the transfer agent for certain management investment companies (each, a "mutual fund") registered with the U.S. Securities and Exchange Commission (the "SEC") and regulated under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Intermediary identified below, in connection with the AIM Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2.

                                    Recitals

         WHEREAS, the Intermediary has agreed to enter into an AIM Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2, provided that certain terms of the said Agreement are amended as described herein; and

         WHEREAS, the Transfer Agent is agreeable to such amendments;

         NOW, THEREFORE, the premises considered, the Transfer Agent and the Intermediary agree to amend the said agreement as follows:

1. Section 2(a) of the Agreement is replaced in its entirety with the following:

(a) Period Covered by Request. Requests made pursuant to this Section must set forth a specific time period, not to normally exceed ninety (90) days from the date of the request, for which transaction information is sought. The Transfer Agent may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

2. Section 2(c) of the Agreement is replaced in its entirety with the following:

(c) Form and Timing of Response. The Intermediary agrees to transmit the requested information that is on its books and records to the Transfer Agent or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on the Intermediary's books and records, the Intermediary agrees to:
     (i) provide or arrange to provide to the Transfer Agent the requested information from shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Transfer Agent, block further purchases of Fund shares from such indirect intermediary. In such instance, the Intermediary agrees to inform the Transfer Agent whether it plans to perform (i) or (ii). Responses required by this Paragraph must be communicated in writing and in a format mutually agreed upon by the Intermediary and the Transfer Agent. To the extent practicable, the format for any transaction information provided to the Transfer Agent should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2.

3. Section 2(e) of the Agreement is replaced in its entirety with the following:

(e) Form of Instructions. Instructions submitted pursuant to this Section must include the TIN, if known, and the specific restriction(s) to be executed including how long the restrictions are to remain in place if not indefinitely. If the TIN is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of Intermediary, Transfer Agent agrees to provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of shares by shareholder, information regarding those trades of the shareholder that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding shares.

4. The following is added as new Section 2(h):

         Limitations on Use of Information. The Transfer Agent agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

5. The Agreement as amended by this Addendum shall be referred to as the "Agreement." All other terms and conditions shall remain unchanged.
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AGREED AND EXECUTED:

AIM Investment Services, Inc.
                                                                          (Legal Name of Intermediary)

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------

Name:             William J. Galvin, Jr.                      Name
     ------------------------------------------------             -------------------------------------------------

Title:            President                                   Title:
      -----------------------------------------------               -----------------------------------------------

                                                              Date:
                                                                   ------------------------------------------------

Address for delivery of notices hereunder:                    Address for delivery of notices hereunder:

         11 Greenway Plaza, Suite 100

         Houston, Texas 77046

         Attention:  General Counsel



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